Exhibit 5.1

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110

August 2, 2017

Proteon Therapeutics, Inc.
200 West Street
Waltham, MA 02451

Re: Proteon Therapeutics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to the offer and sale, from time to time by certain stockholders of the Company identified in the Registration Statement, of up to 22,112,775 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”), issued or issuable from time to time upon conversion of shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”) that were sold and issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of June 22, 2017, by and between the Company and the investors identified therein (the “Purchase Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended by the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (as so amended, the “Company Charter”), (ii) the Registration Statement, (iii) the Purchase Agreement and (iv) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement and (ii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Proteon Therapeutics, Inc.

August 2, 2017

Based on the foregoing, we are of the opinion that (i) the Shares have been duly authorized and reserved for issuance by the Company and (ii) the Shares, when issued upon conversion of the Preferred Shares pursuant to, and in accordance with, the terms of the Company Charter, will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the following limitations, exceptions, qualifications and assumptions.

The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius